Exhibit 1.01

AeroVironment, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2024

This report for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Please refer to the Rule, Specialized Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this report, unless otherwise defined herein.  This report has been prepared by the management of AeroVironment, Inc. (herein referred to as “AeroVironment,” the “Company,” “we,” “us,” or “our”). For purposes of this report, the term “3TG” means tantalum, tin, tungsten, and gold. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

Company Overview and Summary

During the calendar year ended December 31, 2024, the Company engaged in the design, development, production, delivery and support of a technologically advanced portfolio of intelligent, multi-domain robotic systems and related services for government agencies and businesses. In that year we supplied uncrewed aircraft systems (“UxS”), loitering munition systems (“LMS”), uncrewed ground vehicles (“UGV”) and related services primarily to organizations within the U.S. Department of Defense (“DoD”) and to international allied governments.

We determined that 3TG were necessary to the functionality or production of products that we manufactured or contracted to be manufactured during calendar year 2024.  Therefore, we conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TG in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).  Based on our RCOI, we believed that our products could contain 3TG that may have originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the 3TG in question to determine whether our products are “DRC Conflict Free.”  We designed our due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”).

Description of Company Products and Programs

Set forth below is a summary of products that we manufactured or contracted to be manufactured during calendar year 2024 that contain 3TG that are covered by this report:

UnCrewed Systems (UxS) - Our UxS typically consist of multiple uncrewed aerial and ground vehicles. Uncrewed aerial payloads may include electro-optical and infrared sensors, and multiple ground control stations. Uncrewed ground vehicle payloads may include secure communications, multi-axis manipulators and automatic tool exchange. Modular battery packs provide power to the uncrewed aerial and ground vehicles and ground control stations.

Loitering Munitions Systems — Our Switchblade and its variants are remotely piloted, man-portable tactical missile systems that each consist of a tube-launched air vehicle, an explosive warhead, launch tube and a ground control station.

Design of Due Diligence

We designed our due diligence measures to conform, in all material respects, with the framework in the OECD Guidance.  The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step.  We developed our due diligence process to address each of these five steps, namely:

•	Establishing strong company management systems regarding conflict minerals;

•	Identifying and assessing risks in our supply chain;

•	Designing and implementing a strategy to respond to identified risks in our supply chain;

•	Utilizing independent third-party audits of supply chain diligence; and

•	Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TG. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, we do not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries.  The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives.  The smelters and refiners consolidate raw ore and therefore are best placed to determine the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain.  In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors.  Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers.  Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

Management Systems

Internal Compliance Team

We established a cross-functional Conflict Mineral Compliance Team sponsored by Melissa Brown, Executive Vice President, Chief Legal and Compliance Officer, comprising representatives from our purchasing, subcontracts, legal and finance teams. Subject matter experts from relevant functions such as purchasing, subcontracts and engineering support this Conflict Mineral Compliance Team.

The Conflicts Mineral Compliance Team is responsible for implementing our conflict minerals compliance strategy. The Conflicts Mineral Compliance Team briefs senior management about the results of our due diligence efforts on a periodic basis.

Conflict Minerals Policy

We have adopted a Conflict Minerals Policy articulating our 3TG supply chain diligence process and our commitment to our reporting obligations regarding 3TG. Our policy is available on our website at www.avinc.com.

Other Management Systems

We have also implemented the following management systems to support our 3TG compliance program:

•	When entering into or renewing supplier contracts we add a clause to require suppliers to provide information about the source of 3TG and smelters.

•	We, through Assent, Inc. (“Assent”), (i) provide our suppliers with training on the Rule as well as our expectations regarding the responsible sourcing of conflict minerals, and (ii) leverage our existing communications with individual suppliers, specifically their procurement departments, to encourage their interactions with Assent as well as understand the requirement for completion. Feedback from this engagement allows us to enhance the training, focus and adapt it to each supplier’s needs. It also allows for our supplier communications to be more focused and ensure expectations are clear.

•	We have multiple longstanding grievance mechanisms, including our Ethics and Compliance Hotline, whereby employees and suppliers can report violations of our policies, including with respect to conflict minerals.

•	We have implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to EICC/GeSI forms, also known as Conflict Minerals Reporting Template (“CMRT”) forms. We store all of the information and findings from this process in a database that can be audited by internal or external parties.

Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of conflict minerals contained in the components supplied to us. Many of our direct suppliers are themselves reliant upon the information provided by their suppliers, many of which are not subject to the Rule.

Risks and Red Flags are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the system. Red Flag responses are addressed by Assent Compliance Supply Chain staff who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

Design and Implement a Strategy to Respond to Risks

Together with Assent, we have developed processes to assess and respond to the risks identified in our supply chain.  The primary risk we identified during our due diligence activities to date relates to the nature of the responses received from our suppliers and lack of information about the smelters and refiners used for 3TG in the components supplied to AeroVironment.  To address this risk, Assent Compliance Supply Chain staff works with our suppliers to help them provide better and more accurate data on the source and country of origin of 3TG in the products supplied to us.  We are continuing to engage with our suppliers and offer them suggestions as to how to effectively diligence their own supply chains and complete the CMRT form.

Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the Responsible Minerals Initiative’s (“RMI”), formerly the Conflict-Free Sourcing Initiative, Responsible Minerals Assurance Process, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Public Reporting on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2024 and this report in the Suppliers section of our website at www.avinc.com. Information found on or accessed through our website is not considered part of this report and is not incorporated by reference herein. We have also publicly filed our Form SD and this report with the Securities and Exchange Commission.

Due Diligence Performed

To determine whether necessary 3TG in the products that we manufactured or contracted to be manufactured during calendar year 2024 originated in Covered Countries, we retained Assent to assist us in reviewing our supply chain. We conducted a survey of all our suppliers of components of our products. We decided not to further filter this list based on the necessity of the presence of 3TG in our products as we could not definitively determine the presence or absence of 3TG in all parts supplied to us for our products.

During the supplier survey, we contacted suppliers via the Assent Compliance Manager, a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed EICC/GeSI forms directly to the platform for red flag assessment and management. Assent requested that suppliers complete the CMRT forms and included training and education on the completion of the CMRT form in its mailing to suppliers. Assent monitored and tracked all of these communications in its system for future reporting and transparency.

Assent periodically informed the Company of the response rate of suppliers during the diligence process. Suppliers requesting additional information regarding the form were encouraged to review informational materials prepared by Assent and to contact Assent with further questions.

The primary risk we identified with respect to the reporting period ended December 31, 2024 related to the nature of the responses received. Of the 273 suppliers of components of our products we surveyed, we received responses (via the Assent Compliance Manager and directly from suppliers) from approximately 47% of the suppliers surveyed. Assent reviewed the initial responses against criteria developed to determine which suppliers required further engagement based on the information provided. These criteria included incomplete responses as well as inconsistencies within the data reported on the CMRT form. Assent worked directly with these suppliers to attempt to obtain revised responses. Ultimately, less than approximately 1.6% of the responses received contained an inconsistency or were deemed incomplete. Because some of our suppliers failed to respond and some who did respond were unable to specify the smelters or refiners used for 3TG in the components supplied to us, we were unable to determine all of the smelters or refiners in our supply chain.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of valid smelters and refiners maintained by Assent, as well as the latest publicly available Responsible Minerals Assurance Process (“RMAP”) smelter data. The RMAP is RMI’s audit program that uses an independent third-party assessment of smelter/refiner management systems and sourcing practices to validate conformance with RMAP standards. Our suppliers identified a total of 369 smelters and refiners determined by Assent to be legitimate smelters and refiners. Of these 369 smelters and refiners, 232 have been validated as conformant to RMAP standards and a further 4 have agreed to undergo or are currently undergoing an RMAP assessment. Some CMRTs we received were made on a company or division level basis which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.

Facilities, Country of Origin and Mines

Efforts to Determine Mine or Location of Origin

Our efforts to determine the mine or location of origin of the necessary conflict minerals contained in our products include the due diligence efforts described in this report.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that Assent indicated were legitimate smelters and refiners. Because some of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TG contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

Steps to be taken to mitigate risk

We intend to continue to take the following steps to improve the due diligence process conducted in the future to further mitigate any risk that the necessary 3TG in our products could benefit armed groups in the Covered Countries:

a.	Identify the products that we manufacture or contract to manufacture and request conflict mineral disclosures from the suppliers for such products.

b.	Include a responsible minerals clause with Conflict Minerals provisions in relevant new or renewed supplier agreements.

c.	Continue to engage with our suppliers, including those of our acquired companies, more closely and provide such suppliers with more information and training resources regarding responsible sourcing of 3TG.

d.	Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

APPENDIX A

Metal	Smelter/Refiner	Location
Gold	L'Orfebre S.A.	Andorra
Gold	ABC Refinery Pty Ltd.	Australia
Tin	Global Advanced Metals Greenbushes Pty Ltd.*	Australia
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH**	Austria
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tin	Aurubis Beerse*	Belgium
Gold	Industrial Refining Company	Belgium
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Tin	EM Vinto*	Bolivia (Plurinational State Of)
Tin	Operaciones Metalurgicas S.A.*	Bolivia (Plurinational State Of)
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tantalum	AMG Brasil*	Brazil
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Coimpa Industrial LTDA*	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	Brazil
Tungsten	Cronimet Brasil Ltda*	Brazil
Tin	Estanho de Rondonia S.A.*	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Gold	Marsam Metals	Brazil
Tin	Melt Metais e Ligas S.A.**	Brazil
Tin	Mineracao Taboca S.A.*	Brazil
Tantalum	Mineracao Taboca S.A.*	Brazil
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tin	Super Ligas*	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Royal Canadian Mint*	Canada
Gold	Planta Recuperadora de Metales SpA*	Chile
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Gold	Dongwu Gold Group	China
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Gold	Guangdong Jinding Gold Limited	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Gold	Heraeus Metals Hong Kong Ltd.*	China
Tungsten	Hubei Green Tungsten Co., Ltd.*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Gold	Jiangxi Copper Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China
Gold	Shandong Gold Smelting Co., Ltd.*	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China

Gold	Yunnan Copper Industry Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Gold by Gold Colombia*	Colombia
Tin	Mining Minerals Resources SARL*	Congo, Democratic Republic Of The
Gold	SAFINA A.S.*	Czechia
Tantalum	5D Production OU	Estonia
Tantalum	NPM Silmet AS*	Estonia
Gold	SAAMP	France
Gold	WEEEREFINING*	France
Gold	Agosi AG*	Germany
Gold	Aurubis AG*	Germany
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Germany GmbH Co. KG*	Germany
Tantalum	TANIOBIS GmbH*	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	Germany
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Gold Coast Refinery	Ghana
Gold	Attero Recycling Pvt Ltd	India
Gold	Augmont Enterprises Private Limited	India
Gold	Bangalore Refinery**	India
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	JALAN & Company	India
Gold	Kundan Care Products Ltd.	India
Gold	MD Overseas	India
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Tin	Precious Minerals and Smelting Limited	India

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Gold	Sai Refinery	India
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sovereign Metals	India
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Graha Raya	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Mitra Sukses Globalindo*	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Timah Nusantara*	Indonesia
Tin	PT Timah Tbk Kundur*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama*	Indonesia
Gold	8853 S.p.A.	Italy

Gold	Chimet S.p.A.*	Italy
Gold	Italpreziosi*	Italy
Gold	Safimet S.p.A	Italy
Gold	T.C.A S.p.A*	Italy
Tungsten	A.L.M.T. Corp.*	Japan
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Asahi Pretec Corp.*	Japan
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Chugai Mining*	Japan
Gold	Dowa*	Japan
Tin	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Tantalum	Global Advanced Metals Aizu*	Japan
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Japan Mint*	Japan
Tungsten	Japan New Metals Co., Ltd.*	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Mitsubishi Materials Corporation*	Japan
Tin	Mitsubishi Materials Corporation*	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.*	Japan
Tantalum	Taki Chemical Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Tantalum	TANIOBIS Japan Co., Ltd.*	Japan
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Gold	DSC (Do Sung Corporation)*	Korea, Republic Of

Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	LS MnM Inc.*	Korea, Republic Of
Gold	LT Metal Ltd.*	Korea, Republic Of
Gold	NH Recytech Company*	Korea, Republic Of
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic Of
Gold	Torecom	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	Malaysia
Gold	Modeltech Sdn Bhd	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Gold	Caridad	Mexico
Tantalum	KEMET de Mexico*	Mexico
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Tin	DS Myanmar*	Myanmar
Tin	Pongpipat Company Limited	Myanmar
Gold	REMONDIS PMR B.V.*	Netherlands
Gold	Morris and Watson	New Zealand
Gold	K.A. Rasmussen	Norway
Tin	Minsur*	Peru
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tungsten	Philippine Bonway Manufacturing Industrial Corporation*	Philippines
Tungsten	Philippine Carreytech Metal Corp.**	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tin	Fenix Metals*	Poland
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Albino Mountinho Lda.	Portugal
Tungsten	Artek LLC	Russian Federation
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation

Gold	JSC Uralelectromed	Russian Federation
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Tungsten	LLC Vostok	Russian Federation
Tungsten	Moliren Ltd.	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Tin	Novosibirsk Tin Combine	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tin	Luna Smelter, Ltd.*	Rwanda
Tantalum	PowerX Ltd.*	Rwanda
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	AU Traders and Refiners	South Africa
Gold	Impala Platinum - Platinum Metals Refinery (PMR)*	South Africa
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Tin	Aurubis Berango*	Spain
Tin	CRM Synergies*	Spain
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Sudan Gold Refinery	Sudan
Gold	Boliden Ronnskar*	Sweden
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Metalor Technologies S.A.*	Switzerland
Gold	MKS PAMP SA*	Switzerland
Gold	PX Precinox S.A.*	Switzerland
Gold	Valcambi S.A.*	Switzerland
Gold	Elite Industech Co., Ltd.*	Taiwan, Province Of China
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan, Province Of China
Tungsten	Lianyou Resources Co., Ltd.*	Taiwan, Province Of China
Tin	Rui Da Hung*	Taiwan, Province Of China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	GG Refinery Ltd.*	Tanzania, United Republic Of
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tantalum	TANIOBIS Co., Ltd.*	Thailand
Tin	Thaisarco*	Thailand
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Istanbul Gold Refinery*	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	African Gold Refinery	Uganda
Tin	Woodcross Smelting Company Limited*	Uganda
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sam Precious Metals	United Arab Emirates
Gold	Abington Reldan Metals, LLC*	United States Of America
Gold	Advanced Chemical Company*	United States Of America
Gold	Alexy Metals	United States Of America
Tin	Alpha*	United States Of America
Gold	Asahi Refining USA Inc.*	United States Of America
Tantalum	D Block Metals, LLC*	United States Of America
Tantalum	Global Advanced Metals Boyertown*	United States Of America
Tungsten	Global Tungsten & Powders LLC*	United States Of America
Tungsten	Kennametal Fallon*	United States Of America
Tungsten	Kennametal Huntsville*	United States Of America
Gold	Kennecott Utah Copper LLC*	United States Of America
Tantalum	Materion Newton Inc.*	United States Of America
Gold	Materion*	United States Of America
Tin	Metallic Resources, Inc.*	United States Of America
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor USA Refining Corporation*	United States Of America
Tungsten	Niagara Refining LLC*	United States Of America
Gold	NOBLE METAL SERVICES	United States Of America

Gold	Pease & Curren	United States Of America
Gold	QG Refining, LLC	United States Of America
Tantalum	QuantumClean*	United States Of America
Gold	Sabin Metal Corp.	United States Of America
Tantalum	Telex Metals*	United States Of America
Tin	Tin Technology & Refining*	United States Of America
Gold	United Precious Metal Refining, Inc.*	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tungsten	Kenee Mining Corporation Vietnam*	Viet Nam
Tungsten	Masan High-Tech Materials*	Viet Nam
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tungsten	Tungsten Vietnam Joint Stock Company*	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

* RMAP Conformant

** RMAP Active